EXHIBIT 99.2

For Immediate Release	Contact: Lynn Liddle, Executive Vice President, Communications, Investor Relations and Legislative Affairs (734) 930-3008

Domino’s Pizza Announces Recapitalization Through a Proposed Refinancing of

Existing Securitized Debt

ANN ARBOR, Michigan, February 28, 2012: Domino’s Pizza, Inc. (NYSE: DPZ), the recognized world leader in pizza delivery, today announced a recapitalization in which certain of its subsidiaries intend to refinance their outstanding securitization debt. In April 2007, certain Domino’s subsidiaries entered into a $1.85 billion securitized financing facility consisting of $1.7 billion of fixed rate notes and $150 million of variable funding notes. As of January 1, 2012, the outstanding securitized debt balance was $1.45 billion. Domino’s intends to replace this with a new securitized financing facility, expected to consist of $1.475 billion of fixed rate notes and $200 million of variable funding notes, of which it is expected that $100 million of the variable funding notes will be funded on the closing date. The new fixed rate notes are expected to require repayment near the 7th anniversary of the closing date and the new variable funding notes are expected to require repayment on or before the 5th anniversary of the closing date, with an option for up to two one-year renewals subject to certain minimum financial conditions.

The net proceeds of the new facility will be used to repay the 2007 notes in full and for general corporate purposes, which may include a special dividend to holders of common stock, other equivalent payments and stock repurchases. The consummation of the notes offering is subject to market and other conditions and is anticipated to close in the first quarter of 2012.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the notes or any other security. The notes to be offered have not been, and will not be, registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933.

About Domino’s Pizza®

Founded in 1960, Domino’s Pizza is the recognized world leader in pizza delivery. Domino’s is listed on the NYSE under the symbol “DPZ.” As of the fourth quarter of 2011, through its primarily locally-owned and operated franchised system, Domino’s operated a network of 9,742 franchised and Company-owned stores in the United States and over 70 international markets.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions that concern our strategy, plans or intentions. These forward-looking statements relating to the proposed refinancing of our subsidiaries’ securitization indebtedness, our ability to service our indebtedness, our intentions with respect to the extensions of the interest-only period on our fixed rate notes, our operating performance, the anticipated success of our reformulated pizza product, trends in our business and other descriptions of future events reflect management’s expectations based upon currently available information and data. However, actual results are subject to future risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause actual results to differ materially include: the level of and our ability to refinance our long-term and other indebtedness; uncertainties relating to litigation; consumer preferences, spending patterns and demographic trends; the effectiveness of our advertising, operations and promotional initiatives; the strength of our brand in the markets in which we compete; our ability to retain key personnel; new product and concept developments by us, such as our reformulated pizza, and other food-industry competitors; the ongoing level of profitability of our franchisees; and our ability and that of our franchisees’ to open new restaurants and keep existing restaurants in operation; changes in food prices, particularly cheese, labor, utilities, insurance, employee benefits and other operating costs; the impact that widespread illness or general health concerns may have on our business and the economy of the countries where we operate; severe weather conditions and natural disasters; changes in our effective tax rate; changes in government legislation and regulations; adequacy of our insurance coverage; costs related to future financings; our ability and that of our franchisees to successfully operate in the current credit environment; changes in the level of consumer spending given the general economic conditions including interest rates, energy prices and weak consumer confidence; availability of borrowings under our variable funding notes and our letters of credit; changes in accounting policies; and the European sovereign debt crisis and its potential to negatively impact the global economy. Important factors that could cause actual results to differ materially from our expectations are more fully described in our other filings with the Securities and Exchange Commission, including under the section headed “Risk Factors” in our annual report on Form 10-K. Except as required by applicable securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.